UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 11, 2022

The Carlyle Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35538	45-2832612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Pennsylvania Avenue, NW
Washington,	DC	20004-2505
(Address of Principal Executive Offices)		(Zip Code)
(202) 729-5626
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CG	The Nasdaq Global Select Market
4.625% Subordinated Notes due 2061 of Carlyle Finance L.L.C.	CGABL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K filed by The Carlyle Group Inc. (the “Company”) on February 16, 2022 (the “Original Form 8-K”), which disclosed the election of Linda H. Filler and Mark Ordan to the Board of Directors (the “Board”) of the Company as Class II and Class III directors, respectively, effective April 1, 2022. At the time of filing of the Original Form 8-K, the Board had not taken any action with respect to Ms. Filler’s or Mr. Ordan’s committee appointments. This Amendment is being filed solely to report that on April 6, 2022, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Ms. Filler to its Nominating and Corporate Governance Committee and Mr. Ordan to its Compensation Committee, effective immediately.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Carlyle Group Inc.

Date: April 8, 2022	By:	/s/ Jeffrey W. Ferguson
	Name:	Jeffrey W. Ferguson
	Title:	General Counsel